Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-230632, No. 333-230634, No. 333-233400, No. 333-282902, and No. 333-281353) of Paysign, Inc. (the Company) of our report dated March 25, 2026, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Dallas, Texas

March 25, 2026